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ALL AMERICAN SEMICONDUCTOR, INC. AND SUBSIDIARIES                                                     EXHIBIT 11.1

STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS (UNAUDITED)

                                                                    QUARTERS                       NINE MONTHS
PERIODS ENDED SEPTEMBER 30                                    1999            1998            1999            1998
------------------------------------------------------------------------------------------------------------------

BASIC EARNINGS PER SHARE:

Net Income.......................................    $     502,000   $     310,000   $     943,000   $   1,838,000
                                                     =============   =============   =============   =============

Weighted Average Shares Outstanding (1)..........        3,922,838       3,937,322       3,932,527       3,936,920
                                                     =============   =============   =============   =============

Basic Earnings Per Share (1).....................            $ .13           $ .08           $ .24           $ .47
                                                             =====           =====           =====           =====

DILUTED EARNINGS PER SHARE:

Net Income.......................................    $     502,000   $     310,000   $     943,000   $   1,838,000
                                                     =============   =============   =============   =============

Weighted Average and Dilutive Shares (1):
  Weighted average shares outstanding............        3,922,838       3,937,322       3,932,527       3,936,920
  Dilutive shares................................                -          77,174               -          88,289
                                                     -------------   -------------   -------------   -------------
                                                         3,922,838       4,014,496       3,932,527       4,025,209
                                                     =============   =============   =============   =============

Diluted Earnings Per Share (1)...................            $ .13           $ .08           $ .24           $ .46
                                                             =====           =====           =====           =====
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(1)  Restated  to  reflect a  one-for-five  reverse  stock  split  which  became effective June 1, 1999.